Exhibit 4.5

AMENDMENT NO. 1 TO STANDSTILL AND VOTING AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 1, 2017, is made by and between (a) Sanchez Energy Corporation, a Delaware corporation (the “Company”), and (b) the funds specified on the signature pages hereof (collectively, the “GSO Funds” and individually, a “GSO Fund”).  All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the GSO Funds have entered into a Standstill and Voting Agreement, dated as of February 6, 2017 (the “Voting Agreement”).

WHEREAS, the Company is entering into an Amended and Restated Securities Purchase Agreement, dated as of February 28, 2017, by and among the Company, SN EF UnSub, LP, SN EF UnSub GP, LLC, SN UR Holdings, LLC, SN EF UnSub Holdings, LLC, GSO ST Holdings Associates LLC, GSO ST Holdings LP and Intrepid Private Equity V-A, LLC (the “Securities Purchase Agreement”);

WHEREAS, pursuant to the Securities Purchase Agreement, among other things, at the Anadarko Closing, the Company has agreed to issue to the GSO Funds the GSO Allocated Shares and Warrants pursuant to the GSO Warrant Agreement in accordance with Section 2.06(a)(v) of the Securities Purchase Agreement, subject to the conditions set forth in the Securities Purchase Agreement;

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the GSO Funds, intending to be legally bound, hereby agree as follows:

1.Additional Definition. The Voting Agreement is hereby amended and supplemented by (i) adding the following definition in alphabetical order in Section 1.1 of the Voting Agreement and (ii) by replacing the term “SN Shares” where it appears in the Voting Agreement with “GSO Allocated Shares”:

““GSO Allocated Shares” has the meaning assigned to such term in the SPA.”

2.Replacement of Definitions. The Voting Agreement is hereby amended by deleting the definitions of “Warrants,” “Warrant Agreement” and “SPA” in their entirety and replacing them with the following definitions in alphabetical order in Section 1.1 of the Voting Agreement:

““SPA” means the Amended and Restated Securities Purchase Agreement, dated as of February 28, 2017, by and among the Company, SN EF UnSub, LP, SN EF UnSub GP, LLC, SN UR Holdings, LLC, SN EF UnSub Holdings, LLC, GSO ST Holdings Associates LLC, GSO ST Holdings LP and Intrepid Private Equity V-A, LLC.”

““Warrants” means the Warrants issued in accordance with the GSO Warrant Agreement (as defined in the SPA).”

““Warrant Agreement” means the GSO Warrant Agreement (as defined in the SPA).”

3.Effective Date. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

4. Governing Law. This Amendment is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any law other than the law of the State of Delaware.

5. No Other Effect. Except as expressly set forth herein, the Voting Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

COMPANY:

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

GSO FUNDS:

GSO CAPITAL OPPORTUNITIES FUND III LP

By:	GSO Capital Opportunities Associates III LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO CAPITAL SOLUTIONS FUND II LP

By:	GSO Capital Solutions Associates II LP, its general partner
By:	GSO Capital Solutions Associates II (Delaware) LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO HARRINGTON CREDIT ALPHA FUND (CAYMAN) L.P.

By:	GSO Harrington Credit Alpha Associates L.L.C., its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO CREDIT ALPHA TRADING (CAYMAN) LP

By:	GSO Credit Alpha Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO ENERGY SELECT OPPORTUNITIES FUND LP

By:	GSO Energy Select Opportunities Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

GSO ENERGY PARTNERS-A LP

By:	GSO Energy Partners-A Associates LLC,its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Person

GSO ENERGY PARTNERS-B LP

By:	GSO Energy Partners-B Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Person

GSO ENERGY PARTNERS-C LP

By:	GSO Energy Partners-C Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Person

GSO ENERGY PARTNERS-C II LP

By:	GSO Energy Partners-C Associates II LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Person

GSO ENERGY PARTNERS-D LP

By:	GSO Energy Partners-D Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Person